Exhibit 11

                   CASEY'S GENERAL STORES, INC.
                 Computation of Per Share Earnings

                                       Three Months Ended
                                          January 31,
                                       1995             1994
                                       ---------------------
PRIMARY EARNINGS PER SHARE
  Weighted average number of
     common and common equivalent
     shares:
       Weighted average number
         of shares outstanding         25,930,706     22,226,790
       Shares applicable to
         stock options                    147,880         79,036
                                       ----------     ----------

                                       26,078,586     22,305,826
                                       ----------     ----------


     Net income                      $  5,723,364      4,047,420
                                       ----------     ----------


     Earnings per common and
       common equivalent share       $        .22            .18
                                       ----------     ----------

FULLY DILUTED EARNINGS PER SHARE

     Net income                      $  5,723,364      4,047,420
     Interest savings net of income
       taxes on assumed conversion
       of convertible debentures          ---            334,961
                                       ----------     ----------

     Earnings applicable to
       fully diluted shares          $  5,723,364      4,382,381
                                       ----------     ----------


     Average common shares outstanding 25,930,706     22,226,790
     Average common equivalent shares
       applicable to stock options        157,745         89,314
     Average common shares issuable
       to assumed conversion of
       convertible debentures             ---          3,684,210
                                       ----------     ----------

                                       26,088,451     26,000,314
                                       ----------     ----------


     Earnings per share-fully
       diluted basis                 $        .22            .17
                                       ----------     ----------

                                                      Exhibit 11
                                                     (continued)

                   CASEY'S GENERAL STORES, INC.
                 Computation of Per Share Earnings

                                         Nine Months Ended
                                             January 31,
                                         1995            1994
                                       -----------------------
PRIMARY EARNINGS PER SHARE
  Weighted average number of
     common and common equivalent
     shares:
       Weighted average number
         of shares outstanding         25,925,262      22,199,400
       Shares applicable to
         stock options                    114,236          65,322
                                       ----------      ----------

                                       26,039,498      22,264,722
                                       ----------      ----------

     Net income                      $ 19,688,280      14,183,057
                                       ----------      ----------


     Earnings per common and
       common equivalent share       $        .76             .64
                                       ----------      ----------


FULLY DILUTED EARNINGS PER SHARE

     Net income                      $ 19,688,280      14,183,057
     Interest savings net of income
       taxes on assumed conversion
       of convertible debentures          ---           1,004,883
                                       ----------      ----------

     Earnings applicable to
       fully diluted shares          $ 19,688,280      15,187,940
                                       ----------      ----------


     Average common shares outstanding 25,925,262      22,199,400
     Average common equivalent shares
       applicable to stock options        114,236         100,190
     Average common shares issuable
       to assumed conversion of
       convertible debentures             ---           3,684,210
                                       ----------      ----------

                                       26,039,498      25,983,800
                                       ----------      ----------


     Earnings per share-fully
       diluted basis                 $        .76             .58
                                       ----------      ----------
